Exhibit 23.4








                          INDEPENDENT AUDITORS' CONSENT




We consent to inclusion in Amendment No. 1 to the Registration Statement on Form S-4 of Community Bankshares, Inc. of our report dated January 11, 2001, relating to the consolidated balance sheets of Ridgeway Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ending December 31, 2000.



                                           Tourville, Simpson & Caskey L.L.P.


Columbia, South Carolina
February 28, 2002